Exhibit 10.5

ASSIGNMENT AND ASSUMPTION, CONSENT AND MODI FICATJON AGREEMENT

This Assignment and Assumption, Consent and Modification Agreement (this “Agreement") dated as of February 24, 2015 (the "Effective .Date"), is made by and among Leveraged Developments LLC, a New Hampshire limited liability company ("LD"), TurnPoint Medical Devices, lnc., a Delaware corporation formerly known as Point Medical, lnc. ("TPMD") and Mack Molding Company, a Vermont corporation ("Mack").

Preliminary Statement.

A.           Mack and LD are parties to a Loan and Security Agreement dated as of December 1, 2012 (the "Loan Agreement"), pursuant to which LD has borrowed $600,000 from Mack (the "Loan'').

B.           The Loan is evidenced by the Loan Agreement dated December 6, 2012 and a Promissory Note dated as of December 1, 2012 issued by LD to Mack (the "Note"). LD is also obligated under the Loan Agreement to make certain Revenue Participation Payments (as defined in the Loan Agreement) to Mack for a period of 25 years that runs through 2017,

C.           The Loan and revenue Participation Payments are secured by security interest in all LD assets and a pledge of all membership interests in LD.

D.           Mack and LD also entered into a Manufacturing Agreement dated December 6, 2012 (tbc ''Manufacturing Agreement"), pursuant to which (i) Mack agreed to manufacture certain products on an exclusive basis for LD and (ii) LD granted Mack an exclusive license to use certain intellectual property owned by LD.

E.           The Loan Agreement, Note and Manufacturing Agreement, together with any transaction documents referred to therein are collectively referred to herein as the "Transaction Agreements." The term "Transaction Agreements" specifically excludes the Membership interest Pledge Agreement given by Jeffrey Carlisle in favor of Mack (the '"Carlisle Membership Pledge'') from and after the Assignment Date (as hereinafter defined).

F.           LD and TPMD entered into Asset Purchase and Intellectual Property Assignment Agreement dated as of October 29, 2014 (the "Purchase Agreement'') pursuant to which TPMD agreed to purchase the Transferred Assets (as defined therein, and hereafter, the 'Transferred Assets"). That purchase, which closed on January19, 2015, requires the approval of Mack to the transfer of the LD assets.

G.           LD and TPMD entered into a Development Agreement dated as of October 29, 20 14 (the "Development Agreement" and together the Purchase Agreement , the "TPMD Agreements") which provides, among other things, for the payment by TPMD of certain development work with respect to the Product (as defined therein) to be performed by LD and the ownership by TPMD of all Intellectual Property Rights (as defined !herein and hereafter, the ''lntellectual Property Rights") created by LD since March 28, 2014 .

H.           LD and TPMD have requested that Mack give its consent to the transfer of the Transferred Assets to TPMD, and Mack is willing to do so provided that TPM D assumes all obligations under Transaction Agreements, and the parties are entering into this Agreement to reflect the terms of their Agreements.

Agreement. For and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal suffic1ency of which are hereby acknowledged, the parties do hereby agree as follows:

1.            Capitalized terms. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Loan Agreement.

2.            Assignment and Assumption.

a.	Effective as of January l 9, 2015 (the "Assignment Date"), LD hereby assigns, sells, transfers and sets over to TPMD all of LD's right, title, benefit, privileges and interest in and to, and all of LD's burdens, obligations and liabilities in connection with and under the Transaction Agreements.

b.           .Effective as of the Assignment Date, TPM D accepts the assignment of the Transaction Agreements and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants with respect to the Transaction Agreements from and after the Assignment Date, and to pay and discharge all of the liabilities of LD to be observed, performed, paid or discharged in connection with or under the Mack Contracts from and after the Assignment Date, including without limitation, all obligations under the Note and all Revenue Participation Payments required under the Loan Agreement, subject in all instances to the modification and amendment of the Transaction Agreements as provided for by Section 5 hereof

c.           LD shall remain liable for all obligations and liabilities under the Transaction Agreements from the effective date of the Transaction Agreements through and up to the Assignment Date and the Carlisle Membership Pledge shall remain in effect only insofar as to secure such LD obligations and liabilities, but shall not secure any obligations under the Transaction Agreements accruing from and after the Assignment Date.

3.            Representations and Warranties.

a.             LD represents and warrants that as of the Assignment Date, it (i) has not previously assigned the Transaction Agreements to any third party, except to TPM D to the extent provided by the terms of the binding letter of intent which LD and TPMD entered into on March 28, 2014 (the “LOI”), (ii) has full power, capacity and authority to sell, transfer and assign its rights in connection with the Transaction Agreements as provided in this Agreement, ( iii) owned all of the Transferred Assets up to and including the Assignment Date except to the extent arising m connection with the LOI; (iv) it is not retaining any rights to the Transferred Assets under the TPMD Agreements, other than the license to make products outside of the Field (as defined in the Development Agreement); and ( v) is not in default under the Transaction Agreements except to the extent (x) arising in connection with the LOI and (y) that the sale of the Transferred Assets to TPMD required Mack s prior consent.

b.             LD and TPMD represent and warrant that true and correct copies of (i) the fully executed Purchase Agreement, including all exhibits thereto, is attached hereto as Exhibit A; (11) the fully executed Development Agreement, including all exhibits thereto, is attached hereto as Exhibit B·(iii) the fully executed Assignment of Patents and Patent Applications by LD is attached hereto as Exhibit C,; (iv) the fully executed copy of the Assignment of Trademarks and Service Marks is at1ached hereto as Exhibit D and (v) the fully executed copy of the bill of sale or transfer document for the Tangible Assets, as defined in the Purchase Agreement, is attached hereto as Exhibit E.

c.            LD and TPMD represent and warrant that as of the Assignment Date, and subject. to Mack's consent hereunder, all of the Transferred Assets, as defined in the Purchase Agreement, were duly conveyed to and are the property of TPMD.

4.           Grant of Security Interest. By its execution below, TPMD confirms that to secure prompt payment of all Obligations under the Transaction Agreements, it grants, sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Mack a continuing security interest i n and lien on all of the TPMD's right. title and interest in and to the following as of the Assignment Date, whether now existing or hereafter developed or acquired (the ''Collateral"):

Accounts; Chattel Paper, including Electronic Chattel Paper; Equipment, including computer programs embedded in goods, machinery, fixtures, furniture., tools, parts, vehicles, and materials relating to the use, operation or structure of any of the foregoing; Deposit Accounts; Documents; Fixtures; intellectual property and General Intangibles (including, without limitation, Patents, Patent Applications and Patent Licenses, and Trademarks, Trademark Applications and Trademark Licenses), including business name(s), website(s), telephone numbers, customer lists, computers and Software and further including all rights under the Manufacturing Agreement dated December 6, 2012 by and between TPMD (as assignee of LD) and Mack; as well as any intellectual property developed by LD for TPMD under the Development Agreement dated as of October 29. 2014 and any intellectual property related to infusion pump technology, whether now existing or hereafter developed or acquired, relating to the Transferred Assets and the Intellectual Property Rights (as such terms are defined in the Asset Purchase and Intellectual Property Assignment Agreement dated as of October 29, 2014 between LD and TPMD); instruments, including Promissory Notes; Inventory; Investment Property, including Securities Accounts; Letter-of-Credit Rights; Money; Supporting Obligations; and all Proceeds and Products of any of the foregoing to the extent not listed above as original collateral, including money and cash proceeds, deposit accounts, securities accounts, insurance proceeds, and proceeds i n the form of any of the types of property included in this collateral description.

5.            Modification of Transaction Agreements.

a.              References to Borrower. From and after the Assignment Date, all references to “Borrower” and/or “LD” in the Transaction Agreements shall mean TPMD, and references to the Borrower’s chief executive office shall mean 665 Martinsville R d., Suite 219, Basking Ridge, NJ 07920.

b.           Amendments to Loan Agreement. From and after the Assignment Date, the Loan Agreement shall be amended as follows:

i.             Numbering. The parties hereto acknowledge and agree that the automatic numbering on the Loan Agreement executed at closing did not print properly. The parties acknowledge and agree that the Loan Agreement numbering shall be corrected as marked in the copy of the executed Loan Agreement attached hereto as Exhibit F.

ii.             References to “Manufactured". All references to the defined term "Manufactured" in the Loan Agreement shall be changed to "Sold."

iii.            Section 1.d. Section 1.d of the Loan Agreement is deleted in its entirety and replaced with the following:

'”d.           The Obligations as defined in Section 4, shall be secured by this Loan Agreement."

iv.            Section 2.b. Section. 2.b. i s deleted in its ent irety and replaced with the following:

“Revenue Participation Payments shall be paid quarterly in arrears beginning on April 1, 2013, within fifteen (15) days of the end of each fiscal quarter. Borrower shall provide Lender with a Compliance Certificate in the form attached hereto as Exhibit A on a quarterly basis, certifying as to the Devices Sold, at the earlier of the (0 date that the Revenue Participation Payments are due, or (ii) the date for delivery of the financial statements and the other deliverables required under Section 8 hereof "

v.            Section 2.c.v. The first line of Section 2.c.v. of the Loan Agreement (definition of "Manufactured") is deleted in its entirety, and replaced with the following:

“ ''Sold" means the transfer, distribution, shipment, sale, license or lease of a Device to Lender or a third party1 by Borrower, Lender, or by any third party that has received or acquired, directly or indirectly, from Borrower, or any successor in interest to Borrower, a license, assign men t, or any other transfer of any rights in any of the Technology."

vi.          Section 7.a. Section 7.a. of the Loan Agreement is deleted in its entirety and replaced with the following:

''a. Organization, Etc. The Borrower is duly organized, validly existing and in good standing under the law of the State of Delaware and its legal name is TurnPoint Medical Devices, Inc. and that this is not a trade name. Borrower does not conduct business through any other business entity or name except as set forth in this Agreement. Borrower possesses full power and authority to conduct business in its name and as now conducted. The execution, delivery and performance of the Transaction Agreements has been duly authorized by Borrower each of the Transaction Agreements has been executed by a duly authorized agent of Borrower, and the execution, delivery and performance of the Transaction Agreements by Borrower will not violate any provision of Borrower's organizational documents, in each case as the. Transaction Agreements have been modified and amended by the Assignment and Assumption, Consent and Modification Agreement dated as of February 24, 2015 by and among Borrower, Leveraged Developments LLC and Lender."

vii           Section 7.b. Section 7.b. of the Loa n Agreement is deleted in its entirety and replaced with the following:

“ b.      Chief Office. Borrower's chief executive office is located at 665 Martinsville Rd, Suite 219, Basking Ridge, NJ 07920, and that is the Borrower’s only place of business."

viii.           Section 8.f.(i) and (ii). Sections 8.f.(i) and (ii) of the Loan Agreement are amended by adding the following at the end of each clause (ii): ", together with a Compliance Certificate certified by an officer of the Borrower in the form attached hereto as Exhibit A."

ix.           Section 8.g. Section 8.g. of the Loan Agreement is deleted in its entirety and replaced with the following:

"g.           Change of Control Transaction; Name Change; Capitalization. Not to complete a Change of Control Transaction without Lender' prior written consent, ,which will not be un reasonably conditioned, delayed or withheld; or change the name of Borrower or conduct business under any other name other than Borrower' s name except upon sixty (60) days prior written notice to Lender. "Change of Control Transaction" means (i) the acquisition by any person of Borrower if, after the acquisition, the acquiring person is entitled to exercise more than thirty percent (30%) of the voting rights of Borrower; (ii) the merger or consolidation with one or more persons or entities as a result of which the shift in voting rights referenced in the foregoing Section 8.g.i has occurred or (iii) the sale of all or substantially all of the assets or Borrower. For clarity, Lender's consent shall not be required if Borrower sells less than thirty percent (30%) of its voting rights in one or more transactions to a person or entity."

x.            Section 8.i. A new Section 8.i. shall be added to the Loan Agreement as follows

“i.            TPMD Agreements. To comply with all provisions in the TPMD Agreements and .to use reasonable commercial efforts to cause Leveraged Developments LLC to comply with all provisions in the TPMD Agreements, and provide Lender with prompt written notice of any defaults under the TPMD Agreements.”

xi.            Section 9.a Subject to the terms of Section 9 below, Section 9.a. of the Loan Agreement is amended to provide that the collateral also may be kept at the LD location at 75 Congress Street, Portsmouth, New Hampshire.

xii.         Section 9.c. Section 9.c. of the Loan Agreement is deleted in its entirety and replaced with the following:

"c.           No Other Liens Except Permitted Liens. To keep the Collateral free and clear of all claims, liens, charges, encumbrances, taxes and assessments, other than Permitted Liens. ''Permitted Liens" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, which is junior in lien priority to the security interest and l ien of Lender; provided, however, that no lien or security interest which would otherwise be a Permitted Lien shall be held by any person who not a bank or institutional lender or other provider of working capital or term loan indebtedness to Borrower. "

xiii.         Section 11e. Section 11.e. of the Loan Agreement is deleted in its entirety and replaced with the following:

''e.           Receipt of evidence indicating that Lender's security interest i s not prior to all other security interests, or if a security interest in or other encumbrance on any of the Collateral, other than Permitted Liens, is granted by Borrower, or any tax lien is filed against Borrower."

xiv.          Section11f. Section 11.f. of the Loan Agreement is deleted in its entirety and replaced with the following:

"f.            Upon failure of Borrower to maintain its entity registration with the State of Delaware, business failure or cessation of business operations of Borrower, or any change for any reason whatsoever in the ownership or control of Borrower, except as permitted hereunder."

xv.           Compliance Certificate. A new Exhibit A is added to the Loan Agreement, attaching the form, of Compliance Certificate are attached hereto as Schedule 1as Loan Agreement Exhibit A.

6.          Affirmation of Transaction Agreements. TPMD does hereby (i) affirm and ratify the Transaction Agreements and (ii) affirm that the representations and warranties set forth in the Transaction Agreements are true and correct as of the date hereof: and were true and correct as of the Assignment Date, in each case as modified or amended herein. TPMD further agrees and affirms that the Loan Agreement as modified or amended hereby shall continue to secure to Mack the Loan, including repayment of the indebtedness as evidenced by the Note, together with The Revenue Participation Payments, interest and all other obligations arising under said Note and the Transaction Agreements.

7.          Covenant Regarding Filing Patent Assignment. Each of TPM and LD covenant and agree that they shall cause the Patent Assignment to be filed with the United States Patent and Trademark Office (''US PTO") on or before March 6, 2015, together with documentation reflecting the name change of Point Medical Inc. to TPMD, and provide Mack with written evidence of such filing. In addition, TPMD and LD covenant and agree that they shall provide Mack with prompt notice of the US PTO's acceptance of such filing, together with a copy of the correspondence regarding such acceptance from the US PTO.

8.          Mack Consent. Effective upon receipt of executed signature pages to this Agreement from both LD and TPMD, Mack, by its execution hereof, hereby consents to the assignment of the Transaction Agreements by LD to TPMD, such assignment to be effective as of the Assignment Date. Notwithstanding the foregoing, in the event that Mack has not received signature pages from each of LD and TPMD to this Agreement on or before March 6, 2015, together with evidence that the Patent Assignment and documentation of the name change of Point Medical Inc. to TPMD has been filed with the United States Patent and Trademark Office, Mack's consent to the assignment shall be automatically revoked with no further action by Mack.

9.          No Novation or Extinguishment. TPMD does not intend for the substitution and replacement of the Note and nothing in this Agreement shall constitute, nor shall such be deemed to constitute a novation or extinguishment of the said Note and any obligations of any kind or nature accruing or due thereunder, and the amendments and modifications effected hereby shall in no event impair, limit, reduce or otherwise discharge the liability of TPMD or any obligor of the Note, which liability is hereby reaffirmed by TPMD.

10.         LD Waiver With Respect to Collateral. Mack understands that LD and TPMD have entered into the Development Agreement pursuant to which LD shall continue to assist TPMD with product development and in connection therewith, LD is in possession of certain of the Collateral. In consideration of the consents and releases granted herein, LD agrees as follows:

a. To the extent that any Collateral may be located on any of LD’s premises, LD waives any right it may now have or hereafter have, whether such right arises by operation of law, by contract or otherwise, to distrain or levy upon, or to attach, seize or otherwise assert ant security interest, lien or other claim with respect to, any of the Collateral.

b. LD further agrees that subject to the provision set forth in Section 9.c. below Mack shall have the right from time to time to enter upon the LD premises in order to inspect, remove, take possession of, sell, or otherwise deal with the Collateral, and LD agrees not to interfere with any sale or other disposition of the Collateral conducted by or at the direction of Mack under the terms of the Transaction Documents.

c. In the exercise of its rights under the Transaction Agreements, Mack shall have no liability with respect to any LD premises except for physical damage to such premises actually caused by Mack. In no event shall Mack be responsible to cure or otherwise satisfy all unpaid or unperformed obligations of TPMD to LD.

11.          No Other Amendments: Except as expressly provided in this Agreement, the terms and conditions of the Transaction Agreements shall remain unchanged and continue in full force and effect. Mack's agreement as set forth herein does not constitute a waiver of any rights under the Transaction Agreements, including without limitation waiver of rights and remedies for any defaults that may currently exist except to the extent expressly set forth herein.

12.         Conflicts. In the event of a conflict between the terms and conditions of this Agreement, the Transaction Agreements and the terms and conditions of the Purchase Agreement, the terms and conditions of this Agreement shall govern, supersede and prevail. This Agreement (including the documents referred to herein, to the extent they have related in any way to the subject matter hereof) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the patties, written or oral.

13.         Further Assurances; Subordination. Each of the patties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other patty hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments contemplated by this Agreement. At any time and from time to time, as reasonably requested by Mack, TPMD will, at its own expense, take such further actions and execute, acknowledge, deliver and record or file such further documents to create, maintain, or confirm the lien or security interest in the Collateral. TPMD further agrees that upon request of the Mack, it shall take all necessary steps to subordinate any other debt between TPMD and third-party lenders to the Loan, and obtain all necessary evidence of such subordinations, including written subordination agreements from any other lienholders.

[Signature pages follow.]

IN WlTNESS WHEREOF, the undersigned have executed this Assignment and Assumption. Consent and Modification Agreement as of the date first above written.

TURNPOINT MEDICAL DEVICES, INC.

By:	/s/ Jerry C. Ruddle
	Name:	JERRY C. RUDDLE
	Title:	PRESIDENT AND COO

LEVERAGED DEVE LDPMENTS LLC

By:	/s/ Jeffrey A. Carlisle
	Name:	Jeffrey A. Carlisle
	Title:	Founder, Member

MACK MOLDING COMPANY

By:	/s/ Florence M. Belnap
	Name:	Florence M. Belnap
	Title:	Secretary